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                                                                    EXHIBIT 23.1

                    CONSENT OF L J SOLDINGER ASSOCIATES LLC

                  [LETTERHEAD OF L J SOLDINGER ASSOCIATES LLC]

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 11, 2004, which appears on page F-3 of the Annual Report on Form 10-K, as amended, of CanArgo Energy Corporation for the year ended December 31, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus Supplement and Prospectus included in such Registration Statement.

                                           /s/ L J SOLDINGER ASSOCIATES LLC
                                          --------------------------------------
                                               L J Soldinger Associates LLC

Deer Park, Illinois, USA
May 19, 2004